April 20, 2016

NEWS RELEASE
FOR IMMEDIATE RELEASE

CASCADE BANCORP TO RELEASE FIRST QUARTER 2016 EARNINGS ON WEDNESDAY, APRIL 27, 2016

Bend, Ore., - April 20, 2016 - Cascade Bancorp (NASDAQ: CACB), the holding company for Bank of the Cascades, will release its first quarter earnings after the market closes on Wednesday, April 27, 2016, and host a conference call and webcast the same day at 2:00 p.m. Pacific Time (5:00 p.m. Eastern Time). Terry E. Zink, President and CEO of Cascade Bancorp, Gregory Newton, Executive Vice President and CFO of Cascade Bancorp, and Charles Reeves, President and COO of Bank of the Cascades, will discuss first quarter 2016 results and provide an update on recent activities. There will be a question-and-answer session following the presentation.
Shareholders, analysts and other interested parties are invited to join the webcast by registering at http://public.viavid.com/index.php?id=119173 or the live conference call by dialing (877) 407-4018 prior to 2:00 p.m. Pacific Time. A replay of the conference call will be available approximately three hours after the call completes and can be accessed by dialing (877) 870-5176 and providing the passcode 13635330. The replay will be available until 11:59 pm (Eastern Time) on May 4, 2016.

About Cascade Bancorp and Bank of the Cascades

Cascade Bancorp (NASDAQ: CACB), headquartered in Bend, Oregon, and its wholly owned subsidiary, Bank of the Cascades, operates in the Pacific Northwest. Founded in 1977, Bank of the Cascades offers full-service community banking through 51 branches in Oregon, Idaho and Washington. The Bank has a business strategy that focuses on delivering the best in community banking for the financial well-being of customers and shareholders. It executes its strategy through the consistent delivery of full relationship banking focused on attracting and retaining value-driven customers. For further information, please visit our website at www.botc.com.

CONTACT:
Terry E. Zink, President and Chief Executive Officer, Cascade Bancorp (541) 617-3527
Gregory D. Newton, EVP and Chief Financial Officer, Cascade Bancorp (541) 617-3526
Charles Reeves, President and Chief Operating Officer, Bank of the Cascades (541) 617-3557

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